Exhibit (p.2)

Netols Asset Management, Inc.

Code of Ethics and Personal Trading Policy

1.1

Overview

The purpose of this Code of Ethics and Personal Trading Policy is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1 of the Investment Advisers Act of 1940 (“Advisers Act”), as amended, and Rule 17j-1 of the Investment Company Act of 1940 (“1940 Act”), as amended.  This Code of Ethics and Personal Trading Policy has been adopted by Netols Asset Management, Inc. (“NAM”) to set forth standards of conduct and personal trading guidelines for which every employee of NAM is expected to follow.

Every supervised person (as defined in section 1.2(A)) of NAM will be required to certify annually that:

•

S/he has read and understood this policy and recognizes s/he is subject to its provisions; and

•

S/he has complied with the applicable provisions of this policy and has reported all personal securities transactions required to be reported under Section 1.5 of this policy.

For purposes of this Code, the terms “employee” and “supervised person” are used synonymously.  Questions concerning this policy should be directed to the CCO or his/her designee.

1.2

Terms and Definitions

A.

Definitions (as used within this policy):

1.

“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statues, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

2.

“Control” has the same meaning as set forth in Section 2(a)(9) of the 1940 Act.  In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

3.

“Client” means any person or entity for which NAM serves as an investment adviser.

4.

“Employee” includes “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act.  In summary, a supervised person is any officer, director,

partner, and employee of NAM, and any other person who provides advice on behalf of NAM and is subject to NAM’s supervision and control.  For purposes of this Code, the terms “employee” and “supervised person” are used synonymously.

5.

 “Access Person” means any employee who:

a.

Has access to nonpublic information regarding any client purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client; and

b.

Is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

6.

“Monetary interest” has the same meaning as “pecuniary interest” as described in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

7.

“Beneficial Ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act.  As a general matter, “beneficial ownership” will be attributed to an access person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect monetary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:

a.

Securities held in a person’s own name;

b.

Securities held with another in joint ownership arrangements;

c.

Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

d.

Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and

e.

Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of the CCO or his/her designee.

8.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated.

9.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security, the conversion of a convertible security, and the exercise of a warrant for the purchase of a security.

10.

“Private Placement” has the same meaning as “Limited Offering”, an offering that is exempt from registration under the 1933 Act.

11.

“Security” has the same meaning as set forth in Section 202(a)(18) of the Advisers Act, except that it does not include the following securities (“Excluded Securities”):

a.

Shares of registered open-end investment companies, except Reportable Funds, which are included;

b.

Direct obligations of the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.

Shares issued by any money market fund; and

e.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

f.

Transactions in a Managed Account.

Some of the more common inclusions in this definition are any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, or any put, call, straddle or option on any security or on any group or index of securities.

12.

“Reportable Fund” means any investment company where NAM serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act.

13.

 “Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

14.

“Managed Account” is an investment account managed by an external entity in which the “Access Person” has no discretion over the specific securities purchased or sold within the investment account.

1.3

Standard of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including NAM.  As a fiduciary, NAM has a duty of utmost good faith to act solely in the best interests of each of its clients.  Clients entrust the firm with their funds, which in turn places a high standard on the conduct and integrity of NAM employees and supervised persons.  This fiduciary duty compels all employees and supervised persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with NAM clients.

In connection with these expectations, NAM has established the following core principles of conduct.  While the following standards are not all-encompassing, they are consistent with NAM’s core belief that ethical conduct is premised on the fundamental principles of openness, integrity, honesty and trust.

A.

Core Principles

1.

Employees are expected to comply with federal securities laws (as defined in Section 1.2(A)(1)).  Strict adherence to NAM’s compliance policy manual and instructions provided by the CCO will assist employees in complying with this important requirement;

2.

The interests of clients should be placed ahead of those of employees;

3.

Employees should not take inappropriate advantage of their position with NAM;

4.

Employees should avoid any actual or potential conflict of interest with any NAM client in all personal securities transactions;

5.

Personal securities transactions should be conducted in a manner consistent with this policy;

6.

Diligence and care shall be taken in maintaining and protecting nonpublic, confidential information concerning NAM’s clients (as addressed in NAM’s Privacy Policy); and

7.

NAM will strive to foster a healthy culture of compliance.

B.

Personal Conduct

1.

Acceptance of Gifts

Employees are prohibited from receiving any gift, gratuity, hospitality or other offering of more than a de minimis value from any person or entity doing business with NAM.  This gift policy generally excludes items or events where the employee has reason to believe there is a legitimate business purpose, for example, business entertainment such as a dinner or a sporting event of reasonable value.

2.

Giving of Gifts

Employees are prohibited from giving any gift, gratuity, hospitality or other offering of more than a de minimis value per year to any person or entity doing business with NAM.

3.

Charitable Contributions

Employees are prohibited from making charitable contributions for the purpose of obtaining or retaining advisory contracts with charitable organizations.  In addition, employees are prohibited from considering NAM’s current or anticipated business relationships as a factor in soliciting charitable contributions.

Although NAM does not often receive requests from charitable organizations, NAM may make charitable contributions to organizations it deems to be worthy.  In making this determination, NAM may consider the importance of the charitable organization to NAM or its clients.  In an effort to avoid the appearance of a material conflict, such charitable contributions shall be of reasonable value, as determined by NAM.

All requests received by NAM for charitable contributions should be submitted to the President for approval.

4.

Political Contributions

Employees are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities.  In addition, employees are prohibited from considering NAM’s current or anticipated business relationships as a factor in soliciting political contributions.  Refer to Political Contributions Policy (Section 8 ).

5.

Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the approval of the CCO or President.  The CCO or President, in reviewing the request, will determine whether such service is consistent with the interests of the firm and its clients.

6.

Outside Business Interests

Employees wishing to engage in business activities outside of NAM’s business must seek approval from the CCO or President and, if requested, provide periodic reports to the CCO, or his/her designee, summarizing those outside business activities.

C.

Protection of Material Nonpublic Information

1.

Employees are expected to exercise diligence and care in maintaining and protecting client nonpublic, confidential information as outlined in NAM’s Privacy Policy.

2.

Employees are also expected to not divulge information regarding NAM’s securities recommendations or client securities holdings to any individual outside of the firm, except as approved by the CCO or President.

Employees are expected to adhere to any Reportable Fund’s policy on the disclosure of mutual fund holdings

1.4

Personal Trading Policy

A.

Prohibited Transactions

See Section 1.6 (“Exempted Securities and Transactions”) for certain exclusions from these Prohibited Transactions.

Unless specifically permitted in Section 1.6 (“Exempted Securities and Transactions”), no access person shall purchase or sell any security, if at the time of such purchase or sale:

1.

is being considered for purchase or sale by or for any client;

2.

is the subject of a pending buy or sell order by any client or is programmed for  purchase or sale by any client; and/or

3.

was purchased or sold by or for any client within seven calendar days.

B.

Personal Trading Restrictions

See Section 1.6 (“Exempted Securities and Transactions”) for certain exclusions from these Personal Trading Restrictions.

1.

Initial Public Offerings and Private Placements

Access persons shall not acquire securities in an initial public offering or a private placement without express prior approval from the CCO or President.  In determining whether approval should be granted, the CCO or President should consider:

a.

Whether the investment opportunity should be reserved for NAM’s clients; and

b.

Whether the opportunity is being offered to an individual by virtue of his/her position with NAM.

2.

Managed Accounts

In order to establish a “Managed Account”, an access person must grant to the external investment manager complete investment discretion over the account.  In addition, the access person must provide documentation evidencing s/he does not have discretion over the account to the CCO who will determine whether the account is approved as a managed account.  Reporting, including pre-clearance, is not required for trades in this type of an account; however, the access person may not participate, directly or indirectly in individual investment decisions or be made aware of such decisions before transactions are executed.  This restriction does not preclude an access person from establishing investment guidelines for the manager, such as indicating industries to invest in, the types of securities to purchase or overall investment objectives.  However, these guidelines may not be changed so frequently as to give the appearance that the access person is actually directing account investments.

3.

Pre-clearance of Personal Securities Transactions

Advance clearance is required for all personal securities transactions with the exception of those outlined in Section 1.6 (“Exempted Securities and Transactions”).  Such requests should be made on the form maintained by the CCO or his/her designee.

Pre-clearance requests should be submitted to the CCO or President, or in his/her absence, his/her designee.  Once approved, the pre-clearance authorization is effective until the end of that trading day, unless extended or revoked at the discretion of CCO or President, or his/her designee.  The CCO, President, or his/her designee, may disapprove such request for any reason s/he deems appropriate.  All pre-clearance requests of the CCO shall be submitted to the President or his/her designee for review and approval.

When determining whether or not to approve or disapprove an access person’s pre-clearance request, the CCO, President or his/her designee, will communicate details of the requested transaction to the appropriate portfolio manager who will consider whether the security should be considered for purchase or sale in a client’s portfolio.  In reaching this conclusion, the portfolio manager shall consider both quality and liquidity matters associated with the security.

1.5

Reporting Requirements

A.

Reporting Requirements by Access Persons

1.

Quarterly Transaction Report

Within 30 calendar days following the end of each calendar quarter, access persons shall submit to the CCO, or his/her designee, a report of personal securities transactions in which the access person had a direct or indirect beneficial ownership interest.  Copies of investment account statements which contain the same information noted below will be viewed as an acceptable form of reporting, so long as NAM is in receipt of such investment account statements within 30 calendar days following the end of the calendar quarter.  If an access person effected no transactions during the applicable quarter, s/he shall file a report indicating as such.  The CCO shall submit his/her transaction report to the President of the firm, or another employee as designated by the President.  Employees may use the form maintained by the CCO to report transactions.

Information to be included on this quarterly transaction report is as follows:

•

Trade Date

•

Security Name

•

Ticker Symbol, CUSIP number, interest rate and maturity date

•

Number of Shares or Par

•

Type of Transaction (Purchase, Sale or Other)

•

Price

•

Principal Amount

•

Broker Name

•

Account Number

•

Date of Report

The following securities are not required to be reported:

a.

“Excluded Securities”, but transactions in Reportable Funds (open-end investment companies advised by NAM) are required to be reported;

b.

Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade; and

c.

Transactions where duplicate information contained in investment account trade confirmations or account statements are received by the CCO no later than 30 days following the applicable calendar quarter.

2.

Holdings Report

Access persons are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO, or his/her designee, within 10 calendar days upon becoming an access person of NAM and on an annual basis thereafter, as directed by the CCO or his/her designee.  Copies of investment account statements which contain the same information noted below will be viewed as an acceptable form of reporting.  The report should be current as of a date not more than 45 calendar days prior to submission of the report and should contain the following information:

•

Security Name

•

Ticker Symbol or CUSIP number

•

Number of Shares or Par

•

Principal Amount

•

Broker or Bank Name

•

Date of the Report

The CCO shall submit his/her holdings report to the President of the firm, or to another employee as designated by the President.  Employees may use the form maintained by the CCO to report transactions.

B.

Submission of Duplicate Confirmations and Periodic Statements

Each access person must either submit duplicate copies of trade confirmations and periodic statements of his investment accounts to the CCO or his/her designee, or arrange for such confirmations and statements to be forwarded directly to the CCO or his/her designee.  This requirement applies to any investment account over which the access person has a direct or indirect beneficial ownership interest.

C.

Review of Personal Securities Reports

The CCO or his/her designee shall generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

1.

Whether the investment opportunity should be directed to a client’s account;

2.

Whether the amount or nature of the transaction affected the price or market for the security;

3.

Whether the access person benefited from purchases or sales being made for clients;

4.

Whether the transaction harmed any client; and

5.

Whether the transaction has the appearance of impropriety.

The President, or an employee designated by the President, will review the CCO’s personal securities reports.  In no case should an employee review his/her own report.

1.6

Exempted Securities and Transactions

A.

Exemptions from Pre-Clearance and Reporting Requirements

The following are not subject to the pre-clearance requirements described in Section 1.4(B)(2) nor the reporting requirements described in Section 1.5.

1.

Purchases and sales in Excluded Securities as described in Section 1.2(A)(11).  Excludable Securities are:

a.

Shares of registered open-end investment companies, except Reportable Funds;

b.

Direct obligations of the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.

Shares issued by any money market fund; and

e.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

f.

Transactions in a Managed Account.

2.

Purchases or sales of securities affected in any account over which the access person has no direct or indirect influence or control.

B.

Exemptions from Pre-Clearance and Transaction Reporting

The following are not subject to the pre-clearance requirements described in Section 1.4(B)(2) nor the quarterly transaction reporting requirements of Section 1.5(A)(1), but are subject to the holdings reporting requirements described in Section 1.5(A)(2).

1.

Purchases and sales of securities within an automatic reinvestment plan; and

2.

Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

C.

Exemptions from Pre-Clearance Requirements

The following are not subject to the pre-clearance requirements described in Section 1.4(B)(3), but are subject to all reporting requirements described in Section 1.5.

1.

Purchases and sales of Reportable Funds (open-end investment companies for which NAM serves as investment adviser);

2.

Purchases and sales of equity securities of an issuer with a market capitalization in excess of $3 billion, unless the security is held in a client’s account that is managed by NAM (if held in a client’s account, the security is not exempt from pre-clearance);

3.

Purchases or sales of securities which are not eligible for purchase or sale by advisory clients accounts; and

4.

Purchases or sales of a security whose performance is directly tied to an index (for example, many Exchange Traded Funds).

1.7

Record Keeping Requirements

NAM will keep the following records regarding this Code of Ethics and Personal Trading Policy:

1.

Current and historic copies of this Code of Ethics and Personal Trading Policy;

2.

Employees’ written acknowledgement of receipt of the Compliance Policy Manual, which includes this Code of Ethics and Personal Trading Policy;

3.

Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;

4.

Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

5.

All personal transaction reports made by access persons and/or copies of investment account confirmations and statements;

6.

Personal transaction approvals; and

7.

Any reports made to a Reportable Fund’s Board of Directors.

1.8

Reporting of Violations

All employees are required to report promptly any violation of this policy (including the discovery of any violation committed by another employee) to the CCO or President.  Examples of items that should be reported include (but are not limited to): noncompliance with federal securities laws; conduct that is harmful to clients; and purchasing securities contrary to the Personal Trading Policy. The CCO and President will determine whether such violations should be reported to any mutual fund board for which NAM advises.

Such persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by NAM management, even if the reportable event, upon investigation, is determined to be non-volitional in nature and the CCO or President determines the employee reported such apparent violation in good faith.

1.9

Sanctions

Upon discovering a violation of the Code of Ethics and Personal Trading Policy, the CCO and NAM’s President may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.

Table of Contents

Initially Approved: April 16, 2004

Revised:  June 2014